Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, FL 33401

+1.561.515.6078

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports First Quarter 2013 Results

• Record First Quarter Revenues of $407.2 Million

• First Quarter Adjusted EPS of $0.59, up 37.2 Percent from Prior Year Period

West Palm Beach, Fla. – May 9, 2013 – FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value (the “Company”), today released its financial results for the quarter ended March 31, 2013.

For the quarter, revenues increased 3.0 percent to a first quarter record of $407.2 million. Fully diluted earnings per share (“EPS”) were $0.58 for the quarter. Adjusted earnings per share (“Adjusted EPS”) increased 37.2 percent to $0.59 for the quarter compared to $0.43 for the prior year quarter. Adjusted EBITDA was $59.3 million in the quarter compared to $54.0 million for the prior year quarter, representing an increase of 9.9 percent. Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Commenting on these results, Jack Dunn, FTI Consulting President and Chief Executive Officer said, “Once again our results for the first quarter were led by the excellent performance of our market-leading Economic Consulting group. We also enjoyed the contributions from two small Corporate Finance/Restructuring acquisitions in Asia Pacific and in telecommunications, media and technology respectively, and began to see results from our efforts to cut costs in SG&A.”

Cash and Capital Allocation

Cash and cash equivalents were $100.7 million at March 31, 2013. During the quarter, the Company used $28.8 million to repurchase and retire 826,800 shares of the Company’s common stock. In addition, the Company used $14.7 million in payments for acquisitions.

First Quarter Segment Results

The following current and prior year segment-level financial information, commentary and results reflect the combination as of January 1, 2013 of approximately 200 healthcare and life sciences focused personnel that were formerly included in the Corporate Finance/Restructuring and Forensic and Litigation Consulting segments into a single practice reported in the results for Forensic and Litigation Consulting. Absent this change, revenues for the first quarter would have been $17.6 million higher in Corporate Finance/Restructuring and lower in Forensic and Litigation Consulting and Adjusted Segment EBITDA margin would have been 70 basis points higher in Forensic and Litigation Consulting and 148 basis points lower in Corporate Finance/Restructuring.

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 2.3 percent to $99.1 million from $96.9 million in the prior year quarter. Results reflect growth from the acquisition of an Australian based restructuring business in the fourth quarter of 2012 and increased demand for the telecommunications, media and technology practice and the U.K., while demand for North America bankruptcy and restructuring services declined. Adjusted Segment EBITDA decreased to $19.1 million, or 19.3 percent of segment revenues from $24.2 million, or 25.0 percent of segment revenues, in the prior year quarter due to lower utilization in the North America bankruptcy and restructuring practice.

Economic Consulting

Revenues in the Economic Consulting segment increased 15.1 percent to $115.2 million from $100.1 million in the prior year quarter. Revenues were driven by strong demand and higher average bill rates across the board including the financial economics, antitrust, European international arbitration, regulatory and valuation practices. Adjusted Segment EBITDA was $26.2 million, or 22.7 percent of segment revenues, compared to $18.4 million, or 18.4 percent of segment revenues, in the prior year quarter reflecting enhanced operating leverage from higher staff utilization and bill rates.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment decreased 2.8 percent to $100.7 million from $103.6 million in the prior year quarter reflecting growth in its global construction and global risk and investigations practices versus lower demand for global financial and enterprise data analytics and core North America services. Adjusted Segment EBITDA was $12.8 million in the quarter, or 12.7 percent of segment revenues, compared to $14.7 million, or 14.2 percent of segment revenues, in the prior year quarter.

Technology

Revenues in the Technology segment decreased 6.0 percent to $46.7 million from $49.7 million in the prior year quarter. The decrease in revenues was due to declines in certain large litigation and investigation related matters, fewer mergers and acquisitions second request matters and lower pricing for consulting and services. Adjusted Segment EBITDA was $13.7 million or 29.4 percent of segment revenues, compared to $13.2 million, or 26.6 percent of segment revenues, in the prior year quarter primarily due to lower overhead, research and development, travel and entertainment and facilities expenses.

Strategic Communications

Revenues in the Strategic Communications segment increased 1.0 percent to $45.5 million from $45.0 million in the prior year quarter reflecting higher project income in North America and the Europe, Middle East and Africa as well as higher pass-through revenue in North America versus fewer merger and acquisitions projects in Asia Pacific and reduced project income in Latin America. Adjusted Segment EBITDA was $3.6 million, or 7.8 percent of segment revenues, compared to $4.5 million, or 10.1 percent of segment revenues in the prior year quarter. This decrease reflects the higher proportion of low-margin pass-through revenue, lower margins in Asia Pacific and Latin America and the impact of acquisition costs related to the North America based public policy group acquired in March, 2013.

First Quarter Conference Call

FTI Consulting will hold a conference call for analysts and investors to discuss first quarter financial results at 9:00 AM Eastern Time on May 9, 2013. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With over 3,900 employees located in 24 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.58 billion in revenues during fiscal year 2012. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Adjusted EBITDA as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets, goodwill impairment charge and special charges. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, goodwill impairment charge and special charges. We define Adjusted Net Income and Adjusted EPS as net income and earnings per diluted share, respectively, excluding the net impact of any goodwill impairment charge, any special charges and any loss on early extinguishment of debt that were incurred in that period. Adjusted EBITDA, Adjusted Segment EBITDA, Adjusted EPS and Adjusted Net Income are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. We believe that these measures can be useful operating performance measures for evaluating our results of operations as compared from period-to-period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments. Reconciliations of GAAP to Non-GAAP financial measures are included in the accompanying tables to this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Operating Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues	$407,178	$395,228

Operating expenses
Direct cost of revenues	258,480	245,618
Selling, general and administrative expense	96,647	102,589
Special charges	427	—
Acquisition-related contingent consideration	731	557
Amortization of other intangible assets	5,564	5,517

	361,849	354,281

Operating income	45,329	40,947

Other income (expense)
Interest income and other	937	3,282
Interest expense	(12,715)	(15,204)

	(11,778)	(11,922)

Income before income tax provision	33,551	29,025
Income tax provision	9,871	10,594

Net income	$23,680	$18,431

Earnings per common share - basic	$0.60	$0.46

Weighted average common shares outstanding - basic	39,403	40,358

Earnings per common share - diluted	$0.58	$0.43

Weighted average common shares outstanding - diluted	40,620	43,185

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax $0	$(15,509)	$12,849

Other comprehensive income (loss), net of tax	(15,509)	12,849

Comprehensive income	$8,171	$31,280

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

					Average	Revenue-
		Adjusted			Billable	Generating
	Revenues	EBITDA (1)	Margin	Utilization	Rate	Headcount
	(in thousands)

Three Months Ended March 31, 2013
Corporate Finance/Restructuring (3)	$99,080	$19,085	19.3%	69%	$407	683
Forensic and Litigation Consulting (3)	100,724	12,811	12.7%	67%	$412	965
Economic Consulting	115,194	26,194	22.7%	89%	$504	476
Technology (2)	46,704	13,716	29.4%	N/M	N/M	275
Strategic Communications (2)	45,476	3,554	7.8%	N/M	N/M	619

	$407,178	75,360	18.5%			3,018

Unallocated Corporate Expenses		(16,034)

Adjusted EBITDA (1)		$59,326	14.6%

Three Months Ended March 31, 2012
Corporate Finance/Restructuring (3)	$96,874	$24,171	25.0%	76%	$408	592
Forensic and Litigation Consulting (3)	103,635	14,670	14.2%	70%	$323	955
Economic Consulting	100,052	18,424	18.4%	86%	$479	457
Technology (2)	49,660	13,215	26.6%	N/M	N/M	304
Strategic Communications (2)	45,007	4,529	10.1%	N/M	N/M	596

	$395,228	75,009	19.0%			2,904

Unallocated Corporate Expenses		(21,049)

Adjusted EBITDA (1)		$53,960	13.7%

(1)

We define Adjusted EBITDA as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charge. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. See also our reconciliation of non-GAAP financial measures.

(2)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

(3)

Effective in the first quarter of 2013, we modified our reportable segments to reflect changes in how we operate our business and the related internal management reporting. The Company’s healthcare practices from both our Corporate Finance/Restructuring segment and our Forensic and Litigation Consulting segment have been combined under a single organizational structure. This single integrated practice, our health solutions practice, is now aggregated in its entirety within the Forensic and Litigation Consulting reportable segment. Prior period Corporate Finance/Restructuring and Forensic and Litigation Consulting segment information has been reclassified to conform to the current period presentation.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012

Net income	$23,680	$18,431
Add back: Special charges, net of tax effect (1)	253	—

Adjusted Net Income (2)	$23,933	$18,431

Earnings per common share - diluted	$0.58	$0.43
Add back: Special charges, net of tax effect (1)	0.01	—

Adjusted EPS (2)	$0.59	$0.43

Weighted average number of common shares outstanding - diluted	40,620	43,185

(1)

The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rate for the adjustment for the three months ended March 31, 2013 was 40.7%. The tax expense related to the adjustments for the three months ended March 31, 2013 was $0.2 million with no impact on diluted earnings per share.

(2)

We define Adjusted Net Income and Adjusted EPS as net income and earnings per diluted share, respectively, excluding the impact of any special charges, goodwill impairment and loss on extinguishment of debt that were incurred in that period.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

	Corporate Finance / Restructuring (2)	Forensic and Litigation Consulting (2)	Economic Consulting	Technology	Strategic Communi- cations	Unallocated Corporate Expenses	Total

Three Months Ended March 31, 2013

Net income							$23,680
Interest income and other							(937)
Interest expense							12,715
Income tax provision							9,871

Operating income	$16,699	$11,102	$24,995	$8,082	$1,727	$(17,276)	$45,329
Depreciation and amortization	767	1,024	805	3,635	645	1,130	8,006
Amortization of other intangible assets	1,551	512	398	1,985	1,118	—	5,564
Special charges	68	173	(4)	14	64	112	427

Adjusted EBITDA (1)	$19,085	$12,811	$26,194	$13,716	$3,554	$(16,034)	$59,326

Three Months Ended March 31, 2012

Net income							$18,431
Interest income and other							(3,282)
Interest expense							15,204
Income tax provision							10,594

Operating income	$21,944	$13,097	$17,320	$8,201	$2,657	$(22,272)	40,947
Depreciation and amortization	789	1,057	705	3,022	700	1,223	7,496
Amortization of other intangible assets	1,438	516	399	1,992	1,172	—	5,517

Adjusted EBITDA (1)	24,171	14,670	18,424	13,215	4,529	(21,049)	53,960

(1)

We define Adjusted EBITDA as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charge. Although Adjusted Segment EBITDA is not a measure of financial condition or performance determined in accordance with GAAP, we use Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income.

(2)

Effective in the first quarter of 2013, we modified our reportable segments to reflect changes in how we operate our business and the related internal management reporting. The Company’s healthcare practices from both our Corporate Finance/Restructuring segment and our Forensic and Litigation Consulting segment have been combined under a single organizational structure. This single integrated practice, our health solutions practice, is now aggregated in its entirety within the Forensic and Litigation Consulting reportable segment. Prior period Corporate Finance/Restructuring and Forensic and Litigation Consulting segment information has been reclassified to conform to the current period presentation.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Operating activities
Net income	$23,680	$18,431
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,006	7,496
Amortization of other intangible assets	5,564	5,517
Acquisition-related contingent consideration	731	557
Provision for doubtful accounts	4,094	4,569
Non-cash share-based compensation	10,055	10,553
Excess tax benefits from share-based compensation	(124)	(55)
Non-cash interest expense	670	1,933
Other	(11)	73
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(47,711)	(21,996)
Notes receivable	(227)	(14,481)
Prepaid expenses and other assets	531	(7,735)
Accounts payable, accrued expenses and other	16,603	17,694
Income taxes	2,937	(15,627)
Accrued compensation	(28,862)	(67,079)
Billings in excess of services provided	1,760	2,329

Net cash used in operating activities	(2,304)	(57,821)

Investing activities
Payments for acquisition of businesses, net of cash received	(14,676)	(18,595)
Purchases of property and equipment	(7,323)	(4,756)
Other	12	16

Net cash used in investing activities	(21,987)	(23,335)

Financing activities
Payments of long-term debt and capital lease obligations	—	(156)
Purchase and retirement of common stock	(28,758)	—
Net issuance of common stock under equity compensation plans	(1,335)	(647)
Excess tax benefit from share-based compensation	124	55
Other	(224)	(370)

Net cash used in financing activities	(30,193)	(1,118)

Effect of exchange rate changes on cash and cash equivalents	(1,598)	289

Net decrease in cash and cash equivalents	(56,082)	(81,985)
Cash and cash equivalents, beginning of period	156,785	264,423

Cash and cash equivalents, end of period	$100,703	$182,438

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT MARCH 31, 2013 AND DECEMBER 31, 2012

(in thousands, except per share amounts)

	March 31,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$100,703	$156,785
Restricted cash	1,118	1,190
Accounts receivable:
Billed receivables	334,539	314,491
Unbilled receivables	234,961	208,797
Allowance for doubtful accounts and unbilled services	(98,904)	(94,048)

Accounts receivable, net	470,596	429,240
Current portion of notes receivable	32,452	33,194
Prepaid expenses and other current assets	43,157	50,351
Current portion of deferred tax assets	3,703	3,615

Total current assets	651,729	674,375
Property and equipment, net of accumulated depreciation	66,706	68,192
Goodwill	1,252,440	1,260,035
Other intangible assets, net of amortization	101,858	104,181
Notes receivable, net of current portion	100,948	101,623
Other assets	65,771	67,046

Total assets	$2,239,452	$2,275,452

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$97,877	$98,109
Accrued compensation	132,109	168,392
Current portion of long-term debt and capital lease obligations	6,021	6,021
Billings in excess of services provided	33,238	31,675

Total current liabilities	269,245	304,197
Long-term debt and capital lease obligations, net of current portion	717,024	717,024
Deferred income taxes	111,440	105,751
Other liabilities	83,415	80,248

Total liabilities	1,181,124	1,207,220

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 40,208 (2013) and 40,755 (2012)	402	408
Additional paid-in capital	349,909	367,978
Retained earnings	764,895	741,215
Accumulated other comprehensive loss	(56,878)	(41,369)

Total stockholders’ equity	1,058,328	1,068,232

Total liabilities and stockholders’ equity	$2,239,452	$2,275,452